Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports Third Quarter 2025 Financial Results

Montvale, NJ, October 21, 2025 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2025 fiscal third quarter ended September 30, 2025. For the quarter, the Company reported net sales of $267.6 million, net earnings of $40.3 million, adjusted EBITDA(a) of $71.4 million, and free cash flow(a) of $50.7 million.

Ted Harris, Chairman, President and CEO of Balchem said, “In the third quarter, our company continued to deliver strong growth, fueled by the ongoing market penetration of our unique portfolio of specialty nutrients and delivery systems, and the favorable ‘better for you’ trends within the food and nutrition markets that are well aligned with our food ingredient formulation systems and capabilities.”

Third Quarter 2025 Financial Highlights:
•Record net sales of $267.6 million, an increase of $27.6 million, or 11.5%, compared to the prior year quarter.
•GAAP net earnings were $40.3 million, an increase of 19.1%, from the prior year quarter.
•Record adjusted EBITDA was $71.4 million, an increase of 11.0%, from the prior year quarter.
•GAAP earnings per share of $1.24 compared to $1.03 in the prior year quarter and record adjusted earnings per share(a) of $1.35 compared to $1.13 in the prior year quarter.
•Cash flows from operations were $65.6 million, with free cash flow(a) of $50.7 million.
•Sales and earnings from operations growth in all three of our reporting segments.

Recent Highlights:
•Balchem has received the necessary approvals to move forward with the project to build its new state-of-the-art food ingredient and nutraceutical microencapsulation manufacturing facility in Orange County, NY, which will more than double capacity for its fast-growing microencapsulation technologies.
•We have seen good results year to date from our sponsored research efforts with five new studies being published in the third quarter, one of which being the long awaited choline "biomarker" study, a double-blind randomized control feeding study at the University of North Carolina that successfully identified that choline and betaine concentrations in plasma, when measured together, do indeed predict dietary choline intake in healthy humans.
•Strong cash flows in the third quarter enabled us to make net repayments on our revolving debt of $36.0 million, bringing our net debt (b) to $88.9 million, with an overall leverage ratio (c) on a net debt basis of 0.3 times.

Mr. Harris said, “The third quarter was another excellent quarter for Balchem. We delivered record financial results, with strong growth in all three of our reporting segments, while continuing to make good progress on our strategic growth initiatives.”

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)

Results for Period Ended September 30, 2025 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$267,558	$239,940	$773,544	$713,680
Gross margin	95,453	85,361	276,734	249,869
Operating expenses	40,874	37,369	119,698	114,404
Earnings from operations	54,579	47,992	157,036	135,465
Interest and other expenses	2,535	4,099	8,041	13,496
Earnings before income tax expense	52,044	43,893	148,995	121,969
Income tax expense	11,755	10,056	33,375	27,077
Net earnings	$40,289	$33,837	$115,620	$94,892

Diluted net earnings per common share	$1.24	$1.03	$3.54	$2.90

Adjusted EBITDA(a)	$71,447	$64,379	$206,961	$187,515
Adjusted net earnings(a)	$43,982	$36,928	$125,560	$106,089
Adjusted net earnings per common share(a)	$1.35	$1.13	$3.84	$3.25

Shares used in the calculations of diluted and adjusted net earnings per common share	32,595	32,783	32,702	32,686

(a)	See “Non-GAAP Financial Information” for a reconciliation of GAAP and non-GAAP financial measures.
(b)	Net debt is defined as the outstanding balance on our revolving loan less cash and cash equivalents.
(c)	Leverage ratio is defined as net debt divided by trailing twelve months adjusted EBITDA.

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Balchem Corporation (NASDAQ:BCPC)

Financial Results for the Third Quarter of 2025:
The Human Nutrition and Health segment generated record sales of $174.1 million, an increase of $21.8 million, or 14.3%, compared to the prior year quarter. The increase was driven by higher sales within both the nutrients business and the food ingredients and solutions businesses. Record earnings from operations for this segment of $40.8 million increased $5.3 million, or 14.8%, compared to $35.6 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, record adjusted earnings from operations(a) for this segment were $44.1 million, compared to $39.0 million in the prior year quarter, an increase of 13.2%.
The Animal Nutrition and Health segment generated quarterly sales of $56.4 million, an increase of $3.5 million, or 6.6%, compared to the prior year quarter. The increase was driven by higher sales in both the ruminant and monogastric species markets. Third quarter earnings from operations for this segment of $3.7 million increased $0.2 million, or 5.2%, compared to $3.5 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $4.0 million for both the current and prior year quarter.
The Specialty Products segment generated quarterly sales of $35.7 million, an increase of $2.5 million, or 7.5%, compared to the prior year quarter, due to higher sales in both the performance gases and plant nutrition businesses. Record earnings from operations for this segment were $11.5 million, compared to $10.5 million in the prior year comparable quarter, an increase of 9.7%, primarily driven by the aforementioned higher sales. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, record adjusted earnings from operations for this segment were $12.7 million, compared to $11.7 million in the prior year quarter, an increase of 8.8%.
Consolidated quarterly gross margin of $95.5 million increased by $10.1 million, or 11.8%, compared to $85.4 million for the prior year comparable period. Gross margin as a percentage of sales was 35.7% as compared to 35.6% in the prior year period, an increase of 10 basis points. Operating expenses of $40.9 million for the quarter increased $3.5 million from the prior year comparable quarter, primarily due to an increase in professional services and higher compensation-related costs.
Net interest expense was $2.6 million and $4.1 million in the third quarters of 2025 and 2024, respectively. The decrease in interest expense was primarily due to lower outstanding borrowings. Our effective tax rates for the three months ended September 30, 2025 and 2024 were 22.6% and 22.9%, respectively. The lower effective tax rate was primarily due to certain lower state taxes.
Third quarter cash flows provided by operating activities were $65.6 million and free cash flow was $50.7 million. The $217.3 million of net working capital on September 30, 2025 included a cash balance of $65.1 million. Significant cash payments during the quarter included net repayments on the revolving loan of $36.0 million, repurchases of common stock of $15.4 million, and capital expenditures and intangible assets acquired of $14.9 million.
Ted Harris said, “Once again, I would like to take this opportunity to thank the entire Balchem team for their contributions to the excellent performance of the company, and for continuing to advance our strategic priorities.”

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Balchem Corporation (NASDAQ:BCPC)

Quarterly Conference Call

A quarterly conference call will be held on Tuesday, October 21, 2025, at 11:00 AM Eastern Time (ET) to review third quarter 2025 results. Ted Harris, Chairman, President and CEO and Martin Bengtsson, CFO will host the call. Institutional investors and analysts are invited to join the live call by dialing 800-715-9871 (toll free USA/Canada), +1-646-307-1963 (USA/International) or 647-932-3411 (Canada/Toronto), five minutes prior to the scheduled start time of the conference call. All others are invited to listen to the live webcast at https://events.q4inc.com/attendee/857727932. The conference call will be available for replay shortly after the conclusion of the call at https://events.q4inc.com/attendee/857727932 for one year.

Segment Information

Balchem Corporation reports three business segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products. The Human Nutrition and Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition and Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged performance gases for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the Company's business or that could cause actual results to differ materially are included in filings the Company makes with the U.S. Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and in its other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
($ in 000’s)

Business Segment Net Sales:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Human Nutrition and Health	$174,088	$152,283	$493,318	$452,955
Animal Nutrition and Health	56,376	52,906	169,681	156,384
Specialty Products	35,683	33,191	106,143	99,898
Other (d)	1,411	1,560	4,402	4,443
Total	$267,558	$239,940	$773,544	$713,680

(d) Other consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation.

Business Segment Earnings Before Income Taxes:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Human Nutrition and Health	$40,831	$35,578	$117,147	$102,202
Animal Nutrition and Health	3,713	3,529	12,463	8,282
Specialty Products	11,534	10,516	32,388	29,943
Other and Unallocated (e)	(1,499)	(1,631)	(4,962)	(4,962)
Interest and other expenses	(2,535)	(4,099)	(8,041)	(13,496)
Total	$52,044	$43,893	$148,995	$121,969

(e) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of transaction and integration costs of $333 and $1,227 for the three and nine months ended September 30, 2025, respectively, and $223 and $795 for the three and nine months ended September 30, 2024, respectively.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	September 30, 2025	December 31, 2024
	(unaudited)

Cash and cash equivalents	$65,093	$49,515
Accounts receivable, net	131,542	119,662
Inventories	132,435	130,802
Other current assets	14,645	13,791
Total current assets	343,715	313,770

Property, plant and equipment, net	297,842	282,154
Goodwill	816,494	780,030
Intangible assets with finite lives, net	167,459	165,050
Right of use assets	17,489	17,050
Other assets	18,032	17,317
Total non-current assets	1,317,316	1,261,601

Total assets	$1,661,031	$1,575,371

Current liabilities	$126,369	$157,685
Revolving loan	154,000	190,000
Deferred income taxes	47,602	43,722
Other long-term obligations	35,196	34,051
Total liabilities	363,167	425,458

Stockholders' equity	1,297,864	1,149,913

Total liabilities and stockholders' equity	$1,661,031	$1,575,371

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Balchem Corporation (NASDAQ:BCPC)

Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net earnings	$115,620	$94,892
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	33,969	37,077
Stock compensation expense	14,298	12,787
Other adjustments	(1,692)	(1,022)
Changes in assets and liabilities	(12,914)	(14,052)
Net cash provided by operating activities	149,281	129,682

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(27,275)	(22,936)
Cash paid for acquisitions, net of cash acquired	(323)	—
Proceeds from the sale of assets	267	272
Investment in affiliates	(144)	(113)
Net cash used in investing activities	(27,475)	(22,777)

Cash flows from financing activities:
Proceeds from revolving loan	70,000	26,000
Principal payments on revolving loan	(106,000)	(108,569)
Principal payments on finance leases	(145)	(169)
Proceeds from stock options exercised	6,867	15,084
Dividends paid	(28,276)	(25,572)
Repurchases of common stock	(54,008)	(5,376)
Net cash used in financing activities	(111,562)	(98,602)

Effect of exchange rate changes on cash	5,334	944

Increase in cash and cash equivalents	15,578	9,247

Cash and cash equivalents, beginning of period	49,515	64,447
Cash and cash equivalents, end of period	$65,093	$73,694

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Balchem Corporation (NASDAQ:BCPC)
Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, free cash flow, and net debt. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Table 1
(unaudited)
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of adjusted gross margin
GAAP gross margin	$95,453	$85,361	$276,734	$249,869
Amortization of intangible assets and finance leases (1)	739	693	2,156	2,104
Adjusted gross margin	$96,192	$86,054	$278,890	$251,973

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$54,579	$47,992	$157,036	$135,465
Amortization of intangible assets and finance leases (1)	4,394	3,854	12,819	15,559
Transaction and integration costs (2)	333	223	1,227	704
Restructuring costs (3)	—	521	(192)	521
Impairment charge (4)	—	255	—	255
Nonqualified deferred compensation plan expense (5)	404	406	839	922
Adjusted earnings from operations	$59,710	$53,251	$171,729	$153,426

Reconciliation of adjusted net earnings
GAAP net earnings	$40,289	$33,837	$115,620	$94,892
Amortization of intangible assets and finance leases (1)	4,467	3,926	13,035	15,775
Transaction and integration costs (2)	333	223	1,227	704
Restructuring costs (3)	—	521	(192)	521
Impairment charge (4)	—	255	—	255
Income tax adjustment (6)	(1,107)	(1,834)	(4,130)	(6,058)
Adjusted net earnings	$43,982	$36,928	$125,560	$106,089

Adjusted net earnings per common share - diluted	$1.35	$1.13	$3.84	$3.25

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Balchem Corporation (NASDAQ:BCPC)

Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net earnings - as reported	$40,289	$33,837	$115,620	$94,892
Add back:
Provision for income taxes	11,755	10,056	33,375	27,077
Interest and other expenses	2,535	4,099	8,041	13,496
Depreciation and amortization	11,481	10,831	33,753	36,861
EBITDA	66,060	58,823	190,789	172,326
Add back:
Non-cash compensation expense related to equity awards	4,650	4,151	14,298	12,787
Transaction and integration costs (2)	333	223	1,227	704
Restructuring costs (3)	—	521	(192)	521
Impairment charge (4)	—	255	—	255
Nonqualified deferred compensation plan expense (5)	404	406	839	922
Adjusted EBITDA	$71,447	$64,379	$206,961	$187,515

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended September 30,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$11,755	22.6%	$10,056	22.9%
Impact of ASU 2016-09 (7)	21		625
Adjusted Income Tax Expense	$11,776	22.6%	$10,681	24.3%

	Nine Months Ended September 30,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$33,375	22.4%	$27,077	22.2%
Impact of ASU 2016-09 (7)	894		1,952
Adjusted Income Tax Expense	$34,269	23.0%	$29,029	23.8%

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Balchem Corporation (NASDAQ:BCPC)

Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$65,572	$51,302	$149,281	$129,682
Capital expenditures and proceeds from the sale of assets	(14,891)	(9,065)	(26,866)	(22,240)
Free cash flow	$50,681	$42,237	$122,415	$107,442

(1) Amortization of intangible assets and finance leases: Amortization of intangible assets and finance leases consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, and finance leases. We record expense relating to the amortization of these intangibles and finance leases in our GAAP financial statements. Amortization expenses for our intangible assets and finance leases are inconsistent in amount and are significantly impacted by the timing and valuation of acquisitions. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(2) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(3) Restructuring costs: Restructuring costs related to a reorganization of the business are recorded in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(4) Impairment charge: An asset impairment charge in 2024 was related to the write off of an equity method investment. The impairment charge is included in our GAAP financial statements. Management excludes this item for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding this item from our non-GAAP financial measures is useful to investors because it is inconsistent in amount of frequency causing comparison of current and historical financial results to be difficult.

(5) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult.

(6) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(7) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three and nine months ended September 30, 2025 and 2024, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities. Management excludes this item for the purpose of calculating adjusted Income Tax Expense. We believe that excluding the item in our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

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